Exhibit 3.2

BYLAWS

OF
LINKHOME HOLDINGS INC.

April 8, 2024

ARTICLE I

Offices

Section 1.01 Registered Office and Agent. Linkhome Holdings Inc., a Nevada corporation (the “Corporation”), shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.

Section 1.02 Other Offices. The Corporation may have offices at such place or places, within or without the State of Nevada, as the board of directors of the Corporation (the “Board of Directors”) may, from time to time, appoint or as the business of the Corporation may require or make desirable

ARTICLE II
Meetings of Stockholders

Section 2.01 Place and Time of Meetings. Meetings of the stockholders may be held at such place, on such date and at such time as may be designated by the Board of Directors.

Section 2.02 Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held at such place, on such date and at such time as designated by the Board of Directors. The purpose of this meeting shall be for the election of directors and for the transaction of such other business as may properly come before the meeting. Except as otherwise restricted by the articles of incorporation of the Corporation (as amended or amended and restated from time to time, the “Articles of Incorporation”) or applicable law, the Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders.

Section 2.03 Special Meetings. Special meetings of the stockholders for any purpose or purposes shall be called by the Secretary at the written request of a majority of the total number of directors, by the Chair of the Board, by the Chief Executive Officer or by the stockholders owning a majority of the shares outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the purposes stated in the notice. Except as otherwise restricted by the Articles of Incorporation or applicable law, the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders.

Section 2.04 Quorum; Adjourned Meetings. The holders of a majority of the shares outstanding and entitled to vote present in person or by proxy (regardless of whether the proxy has authority to vote on any matter) shall constitute a quorum for the transaction of business at any annual or special meeting. If a quorum is not present at a meeting, those present shall adjourn to such day as they shall agree upon by majority vote. Notice of any adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the stockholders may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.05 Organization. At each meeting of the stockholders, the Chair of the Board or in his or her absence the Chief Executive Officer or in his or her absence the chair chosen by a majority of the voting power of the stockholders present in person or proxy shall act as chair; and the Secretary of the Corporation, or in his or her absence an Assistant Secretary, or in his or her absence any person whom the chair of the meeting shall appoint, shall act as secretary of the meeting.

Section 2.06 Voting. Each stockholder of the Corporation entitled to vote at a meeting of stockholders shall be entitled to one vote in person or by proxy for each share of stock having voting rights held by such stockholder and registered in his, her or its name on the books of the Corporation. All questions at a meeting, other than the election of directors (as provided below), shall be decided by a majority vote of the number of shares entitled to vote represented at the meeting at the time of the vote except where otherwise required by statute, the Articles of Incorporation or these Bylaws (as amended or amended and restated from time to time, the “Bylaws”). For the election of directors, the persons receiving the largest number of votes cast (up to and including the number of directors to be elected) shall be directors.

Section 2.07 Inspectors of Election. At each meeting of the stockholders, the chair of such meeting may appoint up to two inspectors of election. Each inspector of election so appointed shall first subscribe an oath or affirmation to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his or her ability. Such inspectors of election, if any, may (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the number of shares represented at a meeting and the validity of the proxies or ballots; (c) count all votes and ballots; (d) determine any challenges made to any determination made by the inspectors; (e) certify in a report in writing to the secretary of such meeting the determination of the number of shares represented at the meeting and the results of all votes and ballots. An inspector of election need not be a stockholder of the Corporation, and any officer or employee of the Corporation may be an inspector of election on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested.

Section 2.08 Notices of Meetings and Consents. Except as otherwise provided by the Articles of Incorporation or by the Nevada Revised Statutes (as amended from time to time, the “NRS”), a written notice of each annual and special meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of such meeting to each stockholder of record of the Corporation entitled to vote at such meeting by delivering such notice of meeting to such stockholder personally or depositing the same in the United States mail, postage prepaid, directed to him or her at the post office address shown upon the records of the Corporation. Service of notice is complete upon mailing. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting, the means of electronic communication, if any, by which the stockholder or the proxies thereof shall be deemed to be present and vote and, in the case of a special meeting the purpose or purposes for which the meeting is called. The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by, the NRS, including, without limitation, NRS 78.379, 92A.120 or 92A.410.

Section 2.09 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize a proxy to represent him or her at the meeting by an instrument executed in writing. Each such proxy shall be valid until its expiration or revocation in a manner permitted by the laws of the State of Nevada. A proxy may be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient to support an irrevocable power. Subject to the above, any proxy may be revoked if an instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary or another person appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots, or, in the case of a meeting of stockholders, the stockholder revokes the proxy by attending the meeting and voting the stockholder’s shares in person, in which case, any vote cast by the person or persons designated by the stockholder to act as a proxy or proxies must be disregarded by the Corporation when the votes are counted. In the event the Corporation receives proxies for disqualified or withdrawn nominees for the Board of Directors, such votes for disqualified or withdrawn nominees in the proxies will be treated as abstentions. To the extent any stockholder uses its own proxy card in connection with directly or indirectly soliciting proxies from other stockholders, such proxy card must use a proxy card other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.10 Waiver of Notice. Notice of any annual or special meeting may be waived either before, at or after such meeting in writing signed or by transmission of an electronic record by the person or persons entitled to the notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transacting of any business because the meeting is not lawfully called or convened.

Section 2.11 Written Action. Any action that may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 2.12 Order of Business.

(a) Business Conducted. At any annual or special meeting of the stockholders, only such business shall be conducted or considered (including, in the case of an annual meeting, nominations of persons for election to the Board of Directors), as shall have been properly brought before the meeting. For such business to be properly brought before an annual meeting, nominations and proposals of other business must be: (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before such meeting, by or at the direction of the Board of Directors or (c) otherwise properly requested to be brought before such meeting by a stockholder of the Corporation in accordance with these Bylaws.

(b) General. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chair of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded, notwithstanding that proxies in respect of such nomination or other proposal may have been received by the Corporation.

Section 2.13 Notice of Stockholder Business and Nominations.

(a) Timing Requirements. With respect to any nominations or any other business to be brought before an annual meeting, a stockholder’s notice shall be considered timely if it is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation.

(i) With respect to any business to be properly requested to be brought before a special meeting, a stockholder’s notice shall be considered timely if it is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made by the Corporation of the date of the special meeting.

(ii) Except as required by the NRS or Section 8.01 of these Bylaws, in no event shall any adjournment or postponement of an annual or special meeting of stockholders, as applicable, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(iii) The number of nominees a stockholder may nominate (or the number of nominees a stockholder may nominate on behalf of a beneficial owner) for selection at an annual or special meeting shall not exceed the number of directors to be elected at such annual or special meeting.

(b) Disclosure Requirements. To be in proper form, a stockholder’s notice to the Secretary must include the following, as applicable: as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such stockholder, as they appear on the Corporation’s books and of such beneficial owner or Control Person, if any, (ii) the number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner or Control Person, if any (iii) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (iv) (A) if the notice relates to the nomination of one or more persons for election to the Board of Directors, a representation that the stockholder or the beneficial owner, if any, will or is part of a group that will (1) solicit proxies from holders of the Corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors, (2) include a statement to that effect in its proxy statement and/or its form of proxy, (3) otherwise comply with Rule 14a-19 under the Securities Exchange Act of 1934 and (4) provide the Secretary not less than five (5) business days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such stockholder and/or beneficial owner, if any, complied with such representations and (B) if the notice relates to any business other than a nomination of director(s), a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions proposed for consideration, and the reasons for conducting such business at the meeting, (v) any direct or indirect personal or other material interest of the stockholder in the business to be submitted, (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner and by any Control Person or any other person acting in concert with any of the foregoing, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (vii) a representation whether the stockholder or the beneficial owner, if any, and any Control Person will engage in a solicitation with respect to the nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Securities Exchange Act of 1934) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder and (viii) any other information relating to such stockholder, beneficial owner or Control Person, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. If a stockholder providing notice and/or beneficial owner that intends to solicit proxies in support of director nominees other than the Corporation’s nominees no longer intends to solicit proxies in accordance with its representation pursuant to this section, such stockholder and/or beneficial owner shall inform the Corporation of this change by delivering a writing to the Secretary no later than two (2) business days after the occurrence of such change. For purposes of this Section 2.13 a “Control Person” shall be a director, executive, managing member or control person of such stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the business is proposed, as to such beneficial owner. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Section 2.14 Remote Communications. A meeting of stockholders may be held solely by remote communication pursuant to this Section 2.14. Stockholders may participate in a meeting of stockholders by means of any electronic communications, videoconferencing, teleconferencing or other available technology. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a stockholder, and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. For the purposes of establishing a quorum and taking any action at the meeting, participation in a meeting pursuant to this Section 2.14 constitutes presence in person at the meeting.

ARTICLE III
Board of Directors

Section 3.01 General Powers. The business of the Corporation shall be managed by the Board of Directors.

Section 3.02 Number, Qualification and Term of Office. The number of directors, except to the extent, if any, otherwise provided in the Articles of Incorporation, shall be established from time to time by a resolution adopted by a majority of the total number of directors, but shall in no case be less than two. Directors need not be stockholders. Each director shall hold office until the annual meeting of stockholders next held after his or her election or until the stockholders have elected directors by consent in writing without a meeting and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Nothing in this Section 3.02 shall restrict the right of the Board of Directors to fill vacancies or the right of the stockholders to remove directors each as provided in these Bylaws.

Section 3.03 Regular Meetings. A regular meeting of the newly elected Board of Directors shall be held, without other notice, immediately after and at the place of the annual meeting of stockholders, provided a quorum is present. Other regular meetings of the Board of Directors may be held at such times and places, within or without the State of Nevada, as the Board of Directors may determine.

Section 3.04 [Reserved].

Section 3.05 Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board, the Chief Executive Officer, or by any two of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

Section 3.06 Notice of Meetings. No notice need be given of any regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least twenty-four hours’ notice thereof to each director by mail, telephone, telegram, electronic transmission including email, or in person. Notice shall be effective upon receipt.

Section 3.07 Waiver of Notice. Notice of any meeting of the Board of Directors may be waived either before, at, or after such meeting in writing signed by each director. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.08 Quorum and Voting. A majority of the directors then in office shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless these Bylaws, the Articles of Incorporation or the NRS require a greater number.

Section 3.09 Vacancies. Any vacancy among the directors or increase in the authorized number of directors shall be filled for the unexpired term by the majority vote of the directors then in office though less than a quorum or by the sole remaining director. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office may fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective and the director or directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and when his, her or their successors are elected or appointed, or until his, her or their earlier resignation or removal.

Section 3.10 Removal. Any director may be removed from office at any special meeting of the stockholders either with or without cause by the vote of the holders of not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote generally in the election of directors, excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred. If the entire Board of Directors or any one or more directors be so removed, new directors may be elected at the same meeting.

Section 3.11 Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the total number of directors, designate one or more committees, each to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined by the resolution adopted by the directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. Unless otherwise provided for in a resolution of the Board of Directors designating a committee pursuant to this Section 3.11: (i) a majority of the authorized number of members of such committee shall constitute a quorum for the transaction of business of such committee and (ii) the vote of a majority of the members of such committee present at a meeting of such committee at which a quorum is present shall be the act of such committee except where otherwise required by these Bylaws or the charter of such committee.

Section 3.12 Written Action. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, before or after the action, all directors or committee members consent thereto in writing. The written consent may be signed manually or electronically (or by any other means then permitted under the NRS), and may be so signed in counterparts, including, without limitation, facsimile or email counterparts, and the written consent shall be filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.13 Compensation. Directors may receive a fixed sum per meeting attended or a fixed annual sum, or both, and such other forms of reasonable compensation as may be determined by resolution of the Board of Directors. All directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Any director may serve the Corporation in any other capacity and receive proper compensation therefor. If the Board of Directors establishes the compensation of directors pursuant to this Section 3.13, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.

Section 3.14 Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by means of any conference telephone, electronic communications, videoconferencing, teleconferencing or other comparable communication technique or technology permitted under the NRS, including, without limitation, a telephone conference or similar method of communication whereby all persons participating in the meeting can hear and communicate to each other. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be, and (b) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. For the purposes of establishing a quorum and taking any action at the meeting, such directors or members of the committee, as the case may be, participating pursuant to this Section 3.14 shall be deemed present in person at the meeting.

ARTICLE IV
Officers

Section 4.01 Number. The officers of the Corporation shall consist of a Chief Executive Officer, Chief Financial Officer, a Secretary and a Treasurer, or the equivalents of such officers. The officers of the Corporation may also consist of one or more other officers and agents as the Board of Directors, by a majority vote of the total number of directors, may designate. Any person may hold two or more offices.

Section 4.02 Election, Term of Office, and Qualifications. Officers shall be elected annually at the meeting of the Board of Directors held after each annual meeting of stockholders. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, disqualification, or removal of that officer, or until such office is eliminated by a vote of the majority of all directors. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights. Unless they have resigned or been removed, officers who may be directors shall hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

Section 4.03 Removal and Vacancies. Any officer may be removed from his or her office by a majority vote of the total number of directors with or without cause. A vacancy among the officers by death, resignation, removal, or otherwise shall be filled for the unexpired term by the Board of Directors.

Section 4.04 Chair of the Board. The Chair of the Board, if one is elected, shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

Section 4.05 Chief Executive Officer. The Chief Executive Officer shall have general active management of the business of the Corporation. In event of the absence or disability of the Chair of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and directors. The Chief Executive Officer shall see that all orders and resolutions of the directors are carried into effect. The Chief Executive Officer may execute and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation and in general shall perform all duties usually incident to the office of the Chief Executive Officer. The Chief Executive Officer shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

Section 4.06 Powers and Duties of Officers. Other than as provided by these Bylaws, the powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation, subject to the control of the Board of Directors.

Section 4.07 Execution of Contracts and Documents. Except as otherwise directed by the Board of Directors, all contracts, deeds, promissory notes, checks, drafts, or other instruments calling for the payment of money shall be signed by the Chief Executive Officer or Chief Financial Officer and, if a second signature is required, the Secretary or Treasurer. The Board of Directors may authorize the use of the facsimile signatures of any such persons.

Section 4.08 Duties of Other Officers. The duties of such other officers and agents as the Board of Directors may designate shall be set forth in the resolution creating such office or by subsequent resolution.

Section 4.09 Compensation. The officers of the Corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors or by one or more committees to the extent so authorized from time to time by the Board of Directors.

ARTICLE V

Shares and Their Transfer

Section 5.01 Shares of Stock. The shares of the Corporation shall be uncertificated shares. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Nevada Corporations Act.

Section 5.02 Issuance of Stock. The Board of Directors is authorized to cause to be issued stock of the Corporation up to the full amount authorized by the Articles of Incorporation in such amounts and for such consideration as may be determined by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration as may be fixed by the Board of Directors.

Section 5.03 Transfer of Stock. Transfer of stock on the books of the Corporation may be authorized only by the record holder of such stock, the holder’s legal representative or the holder’s attorney lawfully constituted in writing and, in the case of uncertificated stock, upon receipt of proper transfer instructions and compliance with appropriate procedures for transferring stock in uncertificated form (with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require). The Corporation may treat as the absolute owner of stock of the Corporation the person or persons in whose name stock is registered on the books of the Corporation. The Board of Directors may from time to time establish rules and regulations governing the issuance, transfer and registration of shares of stock of the Corporation.

ARTICLE VI

Books and Records, Audit, Fiscal Year

Section 6.01 Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the [written] request of any person entitled to inspect such records pursuant to applicable law.

Section 6.02 Annual List. The Board of Directors shall cause to be filed with the Nevada Secretary of State in each year the annual list required by law.

Section 6.03 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year.

ARTICLE VII

[Reserved]

ARTICLE VIII

Miscellaneous

Section 8.01 Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

(b) If no record date is fixed:

(i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting or to any postponement of any meeting of stockholders to a date not more than 60 days after the record date; provided, that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

Section 8.02 Periods of Time. During any period of time prescribed by these Bylaws, the date from which the designated period of time begins to run shall not be included, and the last day of the period so computed shall be included.

Section 8.03 Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation (a) to attend, to act and to vote at any meeting of security holders or owners of other entities in which the Corporation may hold securities or ownership interests; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other entity on behalf of the Corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities or ownership interests that the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

Section 8.04 Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities or ownership interests of any other entity owned by the Corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE IX

Amendments

These Bylaws may be amended, altered or repealed by a vote of the majority of (i) the total number of directors or (ii) the stockholders present or represented by proxy at any meeting upon proper notice.

ARTICLE X

General

Section 10.01 Deemed Notice and Consent. To the fullest extent permitted by law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) these Bylaws in their entirety, (b) the Articles of Incorporation and (c) any amendment to these Bylaws or the Articles of Incorporation enacted or adopted in accordance with these Bylaws, the Articles of Incorporation and applicable law.

Section 10.02 Application of These Bylaws. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the State of Nevada, or of any governmental body or power having jurisdiction over this Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof conflicts with such law, and shall in all other respects be in full force and effect.

Section 10.03 Invalid Provisions. If any part of these Bylaws is held invalid, unenforceable or inoperative for any reason whatsoever, then, to the fullest extent permitted by law, the remaining provisions of these Bylaws, so far as possible and reasonable, shall be valid, enforceable and operative.

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